PENNSYLVANIA DEPARTMENT OF STATE
                                CORPORATION BUREAU
                         ROOM 308 NORTH OFFICE BUILDING
                                  P.O. BOX 8722
                           HARRISBURG, PA 17105-8722



        MATTHEW 25 FUND INC.



        THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.











                                        ENTITY NUMBER: 2653599

                                     MICROFILM NUMBER: 09837

                                                       1517-1518



        CSC NETWORKS
        COUNTER



                                                   Filed in the Department of
                                                   State on     MAY 12, 1998
                                                   _____________________________
                      2653599                      Secretary of the Commonwealth



                ARTICLES OF AMMENDMENT-DOMESTIC BUSINESS CORPORATION
                                    DSCB: 15-1915

               In compliance with the requirements of 15 Pa.C.S. 1915
               (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

               1. The name of the corporation is: MATTHEW 25 FUND INC.

               2. The address of this corporation's current registered office in this Commonwealth or name of its commercial registered office provider and the county of venue is:
                  1375 ANTHONY WAYNE DRIVE, WAYNE, PA 19087
                  COUNTY: CHESTER

               3. The corporation is incorporated under the provisions of the
                  Pennsylvania Business Corporation Law of 1988.

               4. The original date of the incorporation is: AUGUST 28, 1995

               5. (Check, and if appropriate complete, one of the following):

                  __X__The amendment shall be effective upon the filing of these
                       Articles of Amendment in the Department of State.
                  __X__The amendment shall be effective on:

               6. (Check one of the following):

                  __X__The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. 1914(a) and (b)

                  __X__The amendment was adopted by the board of directors
                       pursuant to 15 Pa.C.S. 1914 (c).





                        MAY 12 98
                     PA Dept. of State



        ARTICLES OF AMENDMENT
        MATTHEW 25 FUND INC.                         9837-1518
        PAGE 2



     7. The amendment adopted by the corporation, set forth in full, is as follows:

           ARTICLE FOUR OF THE ARTICLES OF INCORPORATION IS
           AMENDED TO READ AS FOLLOWS:

                   4. THE AGGREGATE NUMBER OF SHARES AUTHORIZED
                       IS 100,000,000.

     8. (Check if the amendment restates the Articles):

        __The restated Articles of Incorporation supersede the original Articles and all the amendments thereto.



     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 12th day of May, 1998.



                       MATTHEW 25 FUND INC.
             _____________________________________
                       (Name of Corporation)

             BY:__________________________________
                             (Signature)

                      PRESIDENT
             TITLE:_______________________________